Exhibit 99.2
FOR IMMEDIATE RELEASE
August 4, 2011
PDC Energy Announces Second Quarter 2011 Results; Company Reports Strong Year-Over-Year Production Growth and Continued Operational Success
DENVER, CO, August 4, 2011: Petroleum Development Corporation (dba PDC Energy) (“PDC” or the “Company”) (NASDAQ:PETD) today reported its second quarter 2011 operating and financial results.
Second Quarter 2011 Highlights
•	The Company reported net income from continuing operations for the quarter ended June 30, 2011 of $9.2 million, or $0.39 per diluted share. The adjusted net loss attributable to shareholders, a non-GAAP financial measure defined below, for the second quarter 2011 was $2.4 million, or $0.10 per diluted share.

•	Production from continuing operations increased 21% to 11.0 billion cubic feet equivalent (“Bcfe”) in the second quarter 2011, compared to 9.0 Bcfe in the second quarter 2010.

•	The Company drilled a total of 41.6 net wells during the second quarter 2011, compared to 44.2 net wells drilled in the same 2010 period.

•	PDC closed its acquisition of the 2005 partnerships for $43.0 million in the second quarter of 2011, and announced its offer to repurchase all of the 2003 partnerships and the single 2002-D partnership. The Company expects to close the repurchase of this next group of partnerships in the fourth quarter 2011.
James M. Trimble, President and Chief Executive Officer, stated, “We were extremely pleased with our results from ongoing operations in the second quarter. Production is increasing from all of our core areas and our drilling program is on target with the upwardly revised capital budget we recently announced. We are also on target to complete our accelerated partnership repurchase program by the end of 2012.”
Financial Results
Natural gas, natural gas liquids (“NGLs”) and crude oil sales revenues for the second quarter 2011 increased 48% to $72.2 million, from $48.7 million for the same 2010 period. The average sales price of natural gas, NGLs and crude oil in the second quarter 2011, including realized gains and losses on derivatives, increased 8% to $6.75 per thousand cubic feet equivalent (“Mcfe”) in the second quarter 2011 compared to $6.26 per Mcfe in the second quarter 2010 and increased 10% compared to $6.16 per Mcfe for the first quarter 2011.

The average sales price for natural gas, NGLs and crude oil, excluding realized gains and losses on derivatives, for the second quarter 2011 was $6.58 per Mcfe, an increase of 22% from $5.39 per Mcfe for the same quarter 2010, and a 13% increase compared to $5.82 per Mcfe for the first quarter 2011.
Adjusted cash flows from operations, a non-GAAP financial measure defined below, was $34.1 million for the second quarter 2011, compared to $28.8 million for the second quarter 2010 and $26.1 million for the first quarter 2011. The increase in second quarter 2011 over second quarter 2010 was attributable to increased production volumes and stronger commodity prices.
Commodity price risk management activities contributed a gain of $20.5 million for the second quarter 2011. The gain was comprised of a $1.8 million realized gain and an $18.7 million unrealized gain. For the second quarter 2010, commodity price risk management resulted in a gain of $12.3 million, which was comprised of a $7.9 million realized gain and a $4.4 million unrealized gain.
Production costs increased 23% to $19.7 million, or $1.79 per Mcfe for the second quarter 2011, compared to $16.0 million, or $1.77 per Mcfe for the second quarter 2010. The increase was primarily attributable to increased production during the second quarter 2011, including production from the Permian Basin properties which were acquired in July and November 2010. Production taxes, which fluctuate with natural gas, NGL and crude oil revenues, increased 88% to $4.7 million in the second quarter 2011, compared to the same quarter 2010. The increase was primarily related to higher ad valorem rates in new areas of production and the increase in natural gas, NGL and crude oil sales in the second quarter of 2011.
Depreciation, depletion and amortization (“DD&A”) expense related to natural gas and crude oil properties for the second quarter 2011 increased 23% to $31 million, from $25.2 million in the second quarter 2010. The increase was driven primarily by an increase in production. DD&A expense per Mcfe increased to $2.82 per Mcfe from $2.78 per Mcfe, in the respective quarter in 2010. Total DD&A expense for the second quarter 2011 was $32.7 million compared to $26.9 million for the second quarter 2010.
The Company’s exploration expense decreased from $3.8 million in the second quarter 2010 to $1.7 million in the second quarter 2011. Exploration expense in the second quarter 2010 included dry hole costs related to an exploratory well in northeastern Colorado, and costs related to several deep exploratory zone tests in the Piceance Basin.
General and administrative expenses increased to $19.5 million in the second quarter 2011, from $9.9 million in the same 2010 period. The increase was primarily attributable to an increase in payroll and payroll related expenses of $7.3 million, of which $6.7 million was related to a separation agreement with the Company’s former chief executive officer.
Interest expense increased $1.4 million to $9.1 million in the second quarter 2011, from $7.7 million in the same period of 2010, primarily related to an increase in debt issuance amortization expense, as well as a higher average outstanding debt balance. The increase in the outstanding debt balance was primarily related to the Company’s November 2010 convertible debt issuance; however, this increase was reduced in part by a reduction in outstanding borrowings under PDC’s bank credit facility. Debt to book capitalization was 33% at June 30, 2011.

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Gas and Oil Sales and Production
Second quarter 2011 production was 11.0 Bcfe, a 21% increase compared to 9.0 Bcfe for the second quarter 2010. The increase in second quarter 2011 production was primarily attributable to production growth in the Wattenberg Field and Appalachian Basins, and the acquisition of the Permian Basin assets and multiple partnerships in the second half of 2010. The increase in second quarter 2011 production drove the 48% increase in natural gas, NGL and crude oil sales for the second quarter 2010.
The following table provides production by area of operation, as well as the weighted average sales price for the quarters ended June 30, 2011 and 2010, excluding realized derivative gains or losses:

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	Percent	2011	2010	Percent
Natural gas (MMcf)
Rocky Mountain Region	6,151.2	5,693.5	8.0%	12,938.7	11,566.7	11.9%
Permian Basin(1)	101.8	—	*	182.9	—	*
Appalachian Basin	1,250.2	570.8	119.0%	2,117.1	1,201.2	76.2%
Other	9.8	19.1	-48.7%	21.6	28.9	-25.3%

Total	7,513.0	6,283.4	19.6%	15,260.3	12,796.8	19.3%

Weighted Average Sales Price	$3.53	$3.25	8.6%	$3.30	$3.99	-17.3%

Crude oil (MBbls)
Rocky Mountain Region	368.4	319.5	15.3%	688.4	603.6	14.0%
Permian Basin(1)	56.7	—	*	106.8	—	*
Appalachian Basin	1.6	1.1	45.5%	2.7	1.8	50.0%
Other	0.1	—	*	0.2	—	*

Total	426.8	320.6	33.1%	798.1	605.4	31.8%

Weighted Average Sales Price	$94.50	$72.49	30.4%	$91.27	$73.00	25.0%

NGLs (MBbls)
Rocky Mountain Region	134.4	137.1	-2.0%	281.9	285.0	-1.1%
Permian Basin(1)	13.4	—	*	31.5	—	*
Other	1.9	2.1	-9.5%	3.2	3.2	—

Total	149.7	139.2	7.5%	316.6	288.2	9.9%

Weighted Average Sales Price	$35.94	$36.43	-1.3%	$40.71	$39.21	3.8%

Natural gas equivalent (MMcfe)
Rocky Mountain Region	9,168.4	8,433.1	8.7%	18,760.4	16,898.6	11.0%
Permian Basin(1)	522.2	—	*	1,012.9	—	*
Appalachian Basin	1,259.8	577.5	118.1%	2,133.5	1,212.3	76.0%
Other	21.8	31.8	-31.4%	42.0	47.9	-12.3%

Total	10,972.2	9,042.4	21.3%	21,948.8	18,158.8	20.9%

Weighted Average Sales Price	$6.58	$5.39	22.1%	$6.20	$5.87	5.6%

*	Percentage change is not meaningful or equal to or greater than 300%. Amounts may not recalculate due to rounding.

(1)	Permian Basin properties were first acquired in July and November 2010.
Drilling Activity
As of June 30, 2011, a total of 61 wells were in process and waiting to be completed and/or for pipeline connection.

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Wells Drilled
	Three Months Ended June 30,				Six Months Ended June 30,
	2011		2010		2011		2010
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Rocky Mountain Region	47	34.5	53	42.5	96	70.0	96	80.6
Permian Basin	5	5.0	—	—	11	11.0	—	—
Appalachian Basin	4	2.1	3	1.7	4	2.1	4	2.4

Total Wells Drilled	56	41.6	56	44.2	111	83.1	100	83.0

Average Costs Related to Oil and Gas Operations (per Mcfe)}
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Lease operating expenses	$1.11	$1.14	$1.14	$1.05
Exploration expense (less impairment and amortization)	$0.11	$0.36	$0.13	$0.50
DD&A (oil and gas properties only)	$2.82	$2.78	$2.81	$2.79
Gas and Oil Derivative Activities
The Company uses various derivative instruments to manage fluctuations in natural gas and crude oil prices. PDC has in place a series of floors, collars, fixed price swaps and basis swaps on a portion of its natural gas and crude oil production. If the applicable index rises above the ceiling price or swap, the Company pays the counterparty; however, if the index drops below the floor or swap, the counterparty pays the Company. The majority of PDC’s hedging counterparties are lenders to the Company’s revolving credit facility. A complete listing of the Company’s derivative positions as of June 30, 2011 is included in the Company’s Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.
Non-GAAP Financial Measures
This release refers to “adjusted cash flows from operations” and “adjusted net income (loss) attributable to shareholders” both of which are non-GAAP financial measures. Adjusted cash flows from operations is the cash flow earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables. Adjusted net income (loss) attributable to shareholders is net income (loss) attributable to shareholders excluding the after tax impact of unrealized gains or losses from the change in the mark-to-market value of the Company’s derivatives during the period. The Company believes it is important to consider adjusted cash flows from operations and adjusted net income (loss) attributable to shareholders separately, as the Company believes it can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs, and related operational factors, without regard to fluctuations in future commodity prices and without regard to whether the earned or incurred item was collected or paid during that year. The Company also uses these measures because the collection of its receivables or payment of its obligations and the change in fair market value of derivatives has not been a significant issue for the Company’s business, but merely a timing issue from one period to the next, with fluctuations generally caused by considerable changes in commodity prices. Adjusted cash flows from operations and adjusted net income (loss) attributable to shareholders are not measures of financial performance under GAAP and should be considered in

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addition to, not as a substitute for, cash flows from operations, investing, or financing activities, nor as a liquidity measure or indicator of cash flows reported in accordance with GAAP.
The following tables provide the calculation of adjusted cash flows from operations and adjusted net income (loss) attributable to shareholders, non-GAAP measures, for the three and six months ended June 30, 2011 and 2010 (dollars in millions, except per share data):

Adjusted Cash Flows from Operations
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Adjusted cash flows from operations:
Net cash provided by operating activities	$56.1	$44.0	$71.6	$95.4
Changes in assets and liabilities	(22.0)	(15.2)	(11.4)	(17.2)

Adjusted cash flows from operations	$34.1	$28.8	$60.2	$78.2

Adjusted Net Income (Loss) Attributable to Shareholders
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Adjusted net income (loss) attributable to shareholders:
Net income (loss) attributable to shareholders	$9.2	$(2.7)	$(10.8)	$21.0
Unrealized (gain) loss on derivatives, net	(18.7)	(4.2)	9.1	(24.7)
Tax effect of above adjustments	7.1	1.6	(3.5)	9.3

Adjusted net income (loss) attributable to shareholders	$(2.4)	$(5.3)	$(5.2)	$5.6

Weighted average diluted shares outstanding (in thousands)	23,723	19,213	23,460	19,296

Adjusted diluted earnings (loss) per share	$(0.10)	$(0.28)	$(0.22)	$0.29

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PETROLEUM DEVELOPMENT CORPORATION
(dba PDC Energy)
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Natural gas, NGL and crude oil sales	$72,215	$48,729	$136,094	$106,556
Sales from natural gas marketing	18,897	12,589	34,099	35,276
Commodity price risk management gain (loss), net	20,537	12,257	(3,345)	55,479
Well operations, pipeline income and other	1,781	2,148	3,657	4,737

Total revenues	113,430	75,723	170,505	202,048

Costs, expenses and other:
Production costs	19,674	16,004	40,713	30,965
Cost of natural gas marketing	18,207	12,207	33,200	34,530
Exploration expense	1,720	3,830	3,871	10,248
General and administrative expense	19,509	9,855	33,382	20,549
Depreciation, depletion and amortization	32,674	26,945	65,031	54,403
Gain on sale of properties and equipment	—	(96)	—	(96)

Total costs, expenses and other	91,784	68,745	176,197	150,599

Income (loss) from operations	21,646	6,978	(5,692)	51,449
Interest income	2	34	11	39
Interest expense	(9,067)	(7,672)	(18,129)	(15,472)

Income (loss) from continuing operations before income taxes	12,581	(660)	(23,810)	36,016
Provision (benefit) for income taxes	3,416	(238)	(10,431)	13,566

Income (loss) from continuing operations	9,165	(422)	(13,379)	22,450
Income (loss) from discontinued operations, net of tax	—	(2,313)	2,620	(1,516)

Net income (loss)	9,165	(2,735)	(10,759)	20,934
Less: net loss attributable to noncontrolling interests	—	(6)	—	(61)

Net income (loss) attributable to shareholders	$9,165	$(2,729)	$(10,759)	$20,995

Amounts attributable to Petroleum Development
Corporation shareholders:
Income (loss) from continuing operations	$9,165	$(416)	$(13,379)	$22,511
Income (loss) from discontinued operations, net of tax	—	(2,313)	2,620	(1,516)

Net income (loss) attributable to shareholders	$9,165	$(2,729)	$(10,759)	$20,995

Earnings (loss) per share attributable to shareholders:

Basic
Income (loss) from continuing operations	$0.39	$(0.03)	$(0.57)	$1.17
Income (loss) from discontinued operations	—	(0.12)	0.11	(0.08)

Net income (loss) attributable to shareholders	$0.39	$(0.15)	$(0.46)	$1.09

Diluted
Income (loss) from continuing operations	$0.39	$(0.03)	$(0.57)	$1.17
Income (loss) from discontinued operations	—	(0.12)	0.11	(0.08)

Net income (loss) attributable to shareholders	$0.39	$(0.15)	$(0.46)	$1.09

Weighted average common shares outstanding:
Basic	23,491	19,213	23,460	19,202

Diluted	23,723	19,213	23,460	19,296

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Second Quarter 2011 Teleconference and Webcast
The Company will host a conference call with investors to discuss second quarter 2011 results. The Company invites you to join James M. Trimble, President and Chief Executive Officer, Gysle R. Shellum, Chief Financial Officer, and Barton R. Brookman, Senior Vice President — Exploration and Production, for a conference call on Thursday, August 4, 2011, for a discussion of its results. The related slide presentation will be available on PDC’s website at www.petd.com.
Conference Call and Webcast:
Date/Time: Thursday, August 4, 2011, 11:00 a.m. EDT (9:00 a.m. MDT)
Webcast available at: www.petd.com
Domestic (toll free): 877-312-5520
International: 253-237-1142
Conference ID: 82973881

Replay Numbers:
Domestic (toll free): 855-859-2056
International: 404-537-3406
Conference ID: 82973881
The replay of the call will be available through Thursday, August 11, 2011.
About PDC Energy
PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and crude oil. Its operations are focused in the Rocky Mountain region with additional operations in the Appalachian and Permian Basins. PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding PDC’s business, financial condition and results of operations. These statements and all other statements other than statements of historical facts included in and incorporated by reference into this press release are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as expects, anticipates, intends, plans, believes, seeks, estimates, projects and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements regarding the Company’s future financial and operating results; estimated natural gas and oil production and reserves; expected production growth trend throughout the year for the Company’s horizontal programs in the Marcellus and Niobrara areas; operating, development and exploration plans, including the number of wells the Company plans to drill in 2011; the timing and closing, if consummated, of the mergers of the four 2003 partnerships and single 2002 partnership; anticipated liquidity and capital expenditures; availability of capital and management’s strategies, plans and objectives. However, these are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this release reflect the Company’s good faith judgment, such statements can only be based on facts and factors currently known to PDC. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important

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risk factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:
•	changes in production volumes and worldwide demand;

•	volatility of commodity prices for natural gas and oil;

•	changes in estimates of proved reserves;

•	inaccuracy in reserve estimates and expected production rates;

•	declines in the values of PDC’s natural gas and oil properties resulting in impairments;

•	the future cash flow, liquidity and financial position of the Company;

•	the timing and extent of the Company’s success in discovering, acquiring, developing and producing natural gas and oil reserves;

•	PDC’s ability to acquire leases, drilling rigs, supplies, services and personnel at reasonable prices;

•	reductions in the borrowing base under the Company’s credit facility;

•	risks incident to the drilling and operation of natural gas and oil wells;

•	future production and development costs;

•	the availability of sufficient pipeline and other transportation facilities to carry PDC’s production and the impact of these facilities on price;

•	changes in environmental laws and the regulations and enforcement related to those laws;

•	the impact of weather and the occurrence of disasters such as fires, floods and other events and natural disasters and governmental responses to such events;

•	the timing and receipt of necessary regulatory permits;

•	competition in the oil and gas industry;

•	the success of prospect development and property acquisition by the Company;

•	the success of the Company in marketing oil and gas;

•	the effect of natural gas and oil derivative activities and plans;

•	conditions in the capital markets;

•	the cost of pending or future litigation;

•	the Company’s ability to retain or attract senior management and key technical employees; and

•	the success of strategic plans, expectations and objectives for future operations of the Company.
Further, PDC urges you to carefully review and consider the cautionary statements made in this press release, the Item 1-A Risk Factors in the 2010 annual report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”) on February 24, 2011, as amended on April 21, 2011 and May 18, 2011, and other subsequent filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations, which are incorporated by this reference as though fully set forth herein. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. Other than as required under the securities laws, PDC undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward looking statements are qualified in their entirety by this cautionary statement.

Contacts:	Ron Wirth
Director of Investor Relations
303-860-5830
rwirth@petd.com

Marti Dowling
Manager Investor Relations
303-831-3926
ir@petd.com
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